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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2002

    ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-26455	87-0347787
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
5022 South 114th Street, Omaha, Nebraska 68137 (Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code:
(402) 537-0022

    Advanced Business Sciences, Inc.
(Former name or former address, if changed since last report)

Item 5. Other Events

    On January 2, 2002, iSECUREtrac Corp, a Delaware corporation, filed a complaint against LEDvision Inc, an Iowa corporation, d/b/a Electronic Manufacturing Technologies, Inc. ("EMT"), in the U.S. District Court, District of Nebraska—(Case No. 8:02CV5). iSECUREtrac Corp alleges that EMT breached its contract with iSECUREtrac by its failure to manufacture and deliver production units of iSECUREtrac's Model 2100 Series products. Consequently, iSECUREtrac has had to utilize other manufacturers to produce such products, causing a delay in its customer deliveries. ISECUREtrac seeks to recover monies previously paid to EMT plus lost profits and incidental and consequential damages, and the cost of pursuing the action. In an additional claim, iSECUREtrac alleges that EMT's conduct concurrent with and subsequent to EMT's breach of contract amounted to trade disparagement and interference with its business relationships. iSECUREtrac seeks damages to compensate it for damage to its reputation caused by EMT's conduct.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.
By:	/s/ JAMES E. STARK James E. Stark, President and CFO

Date: January 7, 2002

EXHIBIT INDEX

    Not applicable.

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  Item 5. Other Events
SIGNATURE
EXHIBIT INDEX